Exhibit 8.1

REEDER & SIMPSON P.C.

ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Facsimile: 011-692-625-3603
Majuro, MH 96960	Email: dreeder@ntamar.net
Marshall Islands	simpson@otenet.gr

, 2009

Baltic Trading Limited

299 Park Avenue, 20th Floor

New York, New York 10171

Re: Baltic Trading Limited — Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”) counsel to Baltic Trading Limited, a non-resident domestic corporation formed under the laws of the RMI (the “Company”), in connection with the offer and sale of shares of Common Stock of the Company pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to which this opinion is filed as an exhibit and the prospectus included therein (the “Prospectus”).  In connection therewith, we have prepared the discussion set forth in the Prospectus under the caption “Tax Considerations — Marshall Islands Tax Considerations” (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date of the Prospectus in respect of the discussion set forth under the caption “Tax Considerations — Marshall Islands Tax Considerations”.  In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and the Prospectus.  This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Sincerely,

Reeder & Simpson, P.C.